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                                                                   EXHIBIT 10(e)

                             GENERAL RE CORPORATION

                    DEFERRED COMPENSATION PLAN FOR DIRECTORS

                    AS AMENDED AND RESTATED AT JUNE 8, 1994
                             EFFECTIVE JULY 1, 1994
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                             GENERAL RE CORPORATION

                    DEFERRED COMPENSATION PLAN FOR DIRECTORS

                    As Amended and Restated at June 8, 1994
                             effective July 1, 1994

1.       Purpose and Eligibility

General Re Corporation (the "Corporation") hereby establishes the Deferred Compensation Plan for Directors (the "Plan") the purpose of which is to provide Directors of the Corporation who are not employees of the Corporation the opportunity to defer to a future date the receipt of their annual retainer fees and fees for attendance at Board and Committee meetings ("Compensation"). Nothing contained in this Plan shall be deemed to constitute an employment contract or agreement between the Directors and the Corporation.

2.       Election

A Director may at any time elect to defer receipt of all or a portion of Compensation not yet earned. Such election shall be in writing, shall specify the form of deferral and the method of payment of deferred amounts in accordance with Paragraphs 3 and 4, and shall continue until amended or terminated by written notice delivered to the Corporation. Such notice of amendment or termination shall not affect previously deferred Compensation.

3.       Maintenance of Deferred Accounts

         (a) Compensation which is deferred shall be credited, in accordance with each Director's election, to his or her account ("Account") as of the date on which current payment otherwise would have been made (the "Payment Date") as follows:

         (i) As cash plus interest: Interest shall be credited quarterly, calculated on the basis of the balance in the Account on the last day of the preceding calendar quarter and a rate of interest equal to 120% of the Mid-Term Applicable Federal Rate for a quarterly compounding period as in effect on the last day of that preceding calendar quarter; or

         (ii) As Units based on the value of the shares of the Corporation's common stock (the "Stock"); the number of Units credited from time to time to each Account shall be:

         With Respect to Compensation Deferred: The number obtained by dividing the amount of Compensation otherwise payable on the Payment Date by 75% of the closing price of the Stock on the New York Stock Exchange (such closing price being the "Stock Price") on the immediately preceding business day;

         With Respect to Cash Dividends: The number obtained by multiplying the number of Units in the Account by any cash dividends declared by the Corporation on the Stock and dividing the product by 100% of the Stock Price on the related dividend record date; and

         With Respect to Stock Dividends: The number obtained by multiplying the number of Units in the Account by the stock dividend declared.

         (b) The number of Units credited to each Account shall be appropriately adjusted to take into account any changes in the number of outstanding shares of stock resulting from split-ups or combinations of shares or recapitalizations.


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         (c) Except as provided in this Section 3(c) and Section 5(a), a participant who has ceased being a Director may, at such time as his or her transactions are no longer subject to reporting under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by written notice to the Corporation, elect to change the allocation of amounts previously deferred among the accounts described in Section 3(a); provided however, that Units acquired in an acquisition under Section 3(a) or (c) in which the number of Units acquired was determined by using 75% of the Stock Price (a "Discounted Acquisition") may not be reallocated until at least five years after the time such Units were acquired. Such notice shall specify the date on which the change in allocation is to be effective, which date shall be not less than ten (10) days after the date the notice is received by the Corporation, and not less than twelve (12) months after the effective date of the most recent change in allocation of previously deferred compensation. Upon receipt of a participant's election to reallocate Units then credited to his or her Account into cash plus interest, an amount equal to the value of such Units (other than Units acquired in a Discounted Acquisition less than five years before the reallocation date), valued at 100% of the Stock Price on the business date which immediately precedes the date of reallocation, shall be credited as cash (and the number of such Units debited) as of the date of reallocation, which cash amount shall thereafter be credited with interest in accordance with Section 3(a)(i). Upon receipt of a participant's election to reallocate cash then credited to his or her Account into Units, the number of Units obtained by dividing the amount of such cash by 100% of the Stock Price on the business date which immediately precedes the date of reallocation, shall be credited to such Account (and such cash amount debited) as of the date of reallocation.

         (d) The Plan is intended to constitute an "unfunded" plan for deferred compensation. The establishment of or allocation to Accounts shall not vest in any participant any right, title or interest in or to any specific assets of the Corporation nor shall the Corporation be required to purchase any Stock. However, in the event the Corporation should purchase such Stock, it shall not be required to exercise any option or right under such Stock, or if it wishes to exercise any option or right under such Stock, it shall not be required to exercise such option or right in any particular manner. With respect to the Corporation's obligations under the Plan, the participant shall have no rights that are greater than those of a general creditor of the Corporation.

4.       Payment of Deferred Amounts

         (a) Except as provided in Sections 4(d) and 5(a), all amounts credited to an Account shall be paid to the Director in cash either:

         (i) in a lump sum on a date specified by the Director on his election form and in an amount equal to the value of the cash or Units then credited to the Director's Account, or

         (ii) in quarterly or annual installments over such period and commencing at such time as the Director shall have elected, on his or her election form, each installment being equal to the value of the cash or Units then credited to the Account divided by the number of installments remaining to be paid.

For purposes of payments under this Section 4, the value of each Unit shall be equal to the Stock Price on the business date which immediately precedes the date as of which the payment is made.

         (b) In the event of a Director's death or Disability (as defined below), all amounts credited to his or her Account as of his or her date of death or Disability shall be paid promptly in a lump sum, in an amount equal to the value of the cash or Units as of such date, to the Beneficiary designated on the Director's election form or, if none, to his estate. "Disability" means the inability, due to illness or injury, to engage in any gainful occupation for which the individual is suited by education, training or experience, which condition continues for at least six (6) months.


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         (c) If a Change in Control occurs and the participant ceases to be a
Director (other than by reason of death, Disability, retirement or Termination for Cause) within two years thereafter, then upon the date of any such occurrence, all amounts credited to the participant's Account as of such date shall be paid promptly in a lump sum, in an amount equal to the value of the cash of Units as of such date, to the Director. A "Change in Control" shall occur if (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Company with respect to which 20% or more of the total number of votes for the election of the Board of Directors of the Company may be cast; (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election or combination of the foregoing, the persons who were prior to the institution thereof directors of the Company shall cease to constitute a majority of the Board of Directors of the Company; and (iii) stockholders of the Company shall approve an agreement pursuant to which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all of the assets of the Company. "Termination for Cause" means termination which is effected by reason of fraud, deceit, or other gross misconduct by the Director performed within the scope of his duties as Director.

         (d) Notwithstanding the provisions of Section 4(a), no payment may be made with respect to Units acquired in a Discounted Acquisition under Section 3(a) or (c) until at least five years after the time such Units were acquired unless the provisions of Section 4(b) or 4(c) are met, in which case payments with respect to such Units shall be so paid pursuant to Section 4(b) or 4(c), respectively.

5.       Limitations on Reallocations and Payouts; Non-Assignment

         (a) In the case of reallocations of Units under Section 3(c) and payments of amounts credited to an Account in the form of Units under Section 4, the Units shall be deemed to be reallocated or paid out in the order in which they were acquired, so that any earlier-acquired Units then credited to such Account shall be reallocated or paid out before reallocation or payment with respect to later acquired Units. In addition, the provisions of Sections 3(c) and 4(a) notwithstanding, if any reallocation or payment is to be made under
Section 3(c) or 4(a) with respect to a Unit acquired (i) less than six months before the date of reallocation or payment and (ii) at a time that the participant was subject to reporting under Section 16(a) of the Exchange Act, such reallocation or payment shall be delayed until the first business day that is more than six months after the date such Unit was acquired under the Plan. This six-month holding requirement shall apply to acquisitions with respect to cash dividends and stock dividends, as well as to acquisitions of Units upon deferral of fees. For purposes of the Plan, Units will be deemed to be acquired at the date they are credited to an Account.

         (b) No right to receive payments under this Plan shall be transferable or assignable by a Director except by will or in accordance with the laws of descent and distribution. All amounts of Compensation deferred under this Plan, all property and rights which may be purchased by the Corporation with such amounts and all income attributable to such amounts, property and rights which may be purchased by the Corporation with such amounts and all income attributable to such amounts, property or rights shall remain the sole property and rights of the Corporation (without being restricted to the provision of benefits under this Plan) subject only to the claims of the Corporation's general creditors.

         (c) No participant then subject to reporting under Section 16(a) of the Exchange Act may modify the time or manner of payment under the Plan with respect to Units after Units have been credited to his or her Account. In addition, no modification of the time or manner of payment under the Plan shall be authorized if and to the extent that such authorization or the making of such modification would constitute "constructive receipt" on the part of a participant of amounts credited to his or her Account under the federal income tax laws.

6.       Effective Date and Termination


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This Plan shall be effective with respect to any compensation earned by a
Director after July 1, 1982, and may be amended or terminated at any time by resolution of the Board, but no amendment or termination shall affect amounts previously credited to Director's Accounts.

7.       Exclusion of Units From Being Deemed Derivative Securities

It is the intent of the Corporation that Units and related rights under the Plan credited to participants subject to Section 16 of the Exchange Act shall not constitute "derivative securities" under Rule 16a-1(c) under the Exchange Act by virtue of Rule 16a-1(c)(3)(ii), and that Directors participating in the Plan shall not, for that reason, fail to qualify as "disinterested persons" under Rule 16b-3(c)(2)(i). Accordingly, the Plan shall be construed in a manner consistent with the requirements of Rule 16a-1(c)(3)(ii) and Rule 16b-3(c)(2)(i)(C), and, if any provision of this Plan does not comply with the requirements of Rule 16a-1(c)(3)(ii) as then applicable to any transaction by such a participant or the requirements of Rule 16b-3(c)(2)(i)(C) (permitting disinterested persons to elect to receive fees in either cash or an equivalent amount of securities), such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of such Rules so that such participant shall avoid liability under Section 16(b) and, if then a Director, shall continue to qualify as a "disinterested person" under Rule 16b-3.

8.       Applicable Law

This Plan shall be construed under the laws of the State of Connecticut and applicable Federal Law.


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